                             AGREEMENT AND PLAN OF MERGER

           AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of June 30, 1998, among The Kroll-O'Gara Company ("TKOG"), an Ohio corporation and a party to this Agreement but not a constituent corporation in the Merger (as hereinafter defined), Kroll-O'Gara Acquisition Co., Inc. ("BUYER"), an Illinois corporation all of whose capital stock is owned directly by TKOG, Kizorek, Inc. (the "COMPANY"), an Illinois corporation, and William Kizorek ("SELLER"), an individual residing at 1163 East Ogden Avenue, Naperville, Illinois, 60563 and the owner of all of the issued and outstanding capital stock of the Company.

           WHEREAS, the Boards of Directors of Buyer and the Company, deeming it advisable and for the respective benefit of Buyer and the Company, and their shareholders, have approved the merger of Buyer with and into the Company on the terms and conditions hereinafter set forth, and have approved this Agreement and authorized the transactions contemplated hereby; and

           WHEREAS, Seller, as the sole shareholder of the Company, by his execution and delivery hereof, has approved this Agreement and the Merger; and

           WHEREAS, TKOG, Buyer, the Company and Seller desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger;

           NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, and subject to the terms and conditions herein set forth,

      AGREEMENT

      the parties, intending to be legally bound, agree as follows:

1.  DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      "ARTICLES OF MERGER"--as defined in Section 2.2.

      "BUYER"--as defined in the first paragraph of this Agreement.

      "CLOSING"--as defined in Section 2.8.

      "CLOSING DATE"--as defined in Section 2.8.

      "CODE"--the Internal Revenue Code of 1986, as amended, or any successor law, and the regulations and rules issued thereunder or any successor law.

      "COMMISSION"--the United States Securities and Exchange Commission.

      "COMPANY"--as defined in the first paragraph of this Agreement.

      "COMPANY COMMON STOCK"--the common stock, $1.00 par value per share, of the Company.

      "CONTRACT"--any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "DAMAGES"--as defined in Section 11.2.

      "DEFERRED COMPENSATION PLAN"--the Company's deferred compensation plan for certain key senior employees effective as of November 1, 1997.

      "DISCLOSURE SCHEDULE"--the disclosure schedule delivered by Seller to TKOG concurrently with the execution and delivery of this Agreement.

      "EFFECTIVE TIME"--as defined in Section 2.2.

      "EMPLOYMENT AGREEMENT"--as defined in Section 2.9(a)(i).

      "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

      "EFFECTIVE TIME"--as defined in Section 2.2.

      "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters, groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life and any other environmental medium or natural resource.

      "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damage, expense, liability, obligation or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of hazardous substances, occupational safety and health and regulation of chemical and hazardous substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and response, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or
(d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended ("CERCLA").

      "ENVIRONMENTAL LAW"--any and all federal, state, local, provincial and foreign civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees or agreements with any Governmental Authority of or relating to the protection of health and the environment, worker health and safety and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, packaging, labeling or release of Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act,
42 U.S.C Section 6901 ET SEQ.; the Clean Air Act, 42 U.S.C Section 7401 ET SEQ.; and the Occupational Safety and Health Act, 29 U.S.C Section 651 ET SEQ.; and the state analogues thereto and any common law doctrine, including negligence, nuisance, trespass, personal injury or property damage related or arising out of the presence, release or exposure to Hazardous Materials.

      "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "EXCHANGE ACT"-- the Securities Exchange Act of 1934, as amended, or any successor law, and the regulations and rules issued pursuant to that Act or any successor law.

      "FACILITIES"--any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

      "FINANCIAL STATEMENTS"--as defined in Section 3.4(a).

      "GAAP"--generally accepted United States accounting principles, applied on a consistent basis.

      "GOVERNMENTAL AUTHORITY"--any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

      "HAZARDOUS ACTIVITY"--the distribution, generation, handling, manufacturing, processing, production, release, storage, transportation, treatment, disposal or use of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment, and any other act, business or operation that increases the danger or poses an unreasonable risk of harm to persons or property on or off the Facilities or that may affect the value of the Facilities or the Company.

      "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law.

      "IBCA"--as defined in Section 2.1.

      "INTELLECTUAL PROPERTY ASSETS"--as defined in Section 3.21.

      "INTERIM FINANCIAL STATEMENTS"--as defined in Section 3.4(a).

      "IRS"--the United States Internal Revenue Service, or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

      "MARKET VALUE"--the average closing price of the TKOG Common Stock on the NASDAQ National Market as listed in The Wall Street Journal during the five (5) business days ending on the business day which is four (4) business days prior to, but not including, the relevant date, as set forth herein.

      "MATERIAL ADVERSE EFFECT"--means, with respect to any Person, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of such Person and its Subsidiaries, if any, taken as a whole.

      "MERGER"--as defined in Section 2.1.

      "MERGER CONSIDERATION"--as defined in Section 2.7.

      "OCCUPATIONAL SAFETY AND HEALTH LAW"--any legal or governmental requirement or obligation relating to safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

      "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment to any of the foregoing.

      "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

      "PRE-CLOSING PERIOD"--all taxable periods ending on or before July 31, 1998 and the portion ending on or before July 31, 1998 of any taxable period that includes (but does not end on) July 31, 1998.

      "SECURITIES ACT"--the Securities Act of 1933, as amended, or any successor law, and the regulations and rules issued pursuant to that Act or any successor law.

      "SELLER"--as defined in the first paragraph of this Agreement.

      "SELLER'S KNOWLEDGE"--the actual knowledge of Seller after reasonable and appropriate consultation with Senior Management of the Company.

      "SENIOR MANAGEMENT"--means the Field Operations Manager, the Director of Licensing, the Controller, each Vice President and each executive officer (other than Seller) of the Company.

      "SHARES"--as defined in Section 3.3.

      "SURVIVING CORPORATION"--as defined in Section 2.1.

      "TAXES"--all federal, local, foreign and other taxes, assessments or other governmental charges, including income, estimated income, gross receipts, business, capital, occupation, franchise, property, value added, goods and services, sales, use, transfer, excise, employment, payroll and withholding taxes, including interest, penalties and additions in connection therewith.

      "TKOG"--as defined in the first paragraph of this Agreement.

      "TKOG COMMON STOCK"--the common stock, $0.01 par value per share, of TKOG.

      "TKOG SHARES"--as defined in Section 2.7(a).

2.    THE MERGER; CLOSING

2.1   THE MERGER

      Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Illinois Business Corporation Act of 1983 (the "IBCA"), Buyer shall be merged with and into the Company at the Effective Time (the "MERGER"). Following the Merger, the separate corporate existence of Buyer shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") under the name "InPhoto Surveillance, Inc." The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368 of the Code.

2.2   EFFECTIVE TIME

      As soon as practicable following the Closing, the parties shall (i) file articles of merger (the "ARTICLES OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the IBCA, and (ii) make all other filings or recordings required under the IBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Illinois or at such subsequent time as the Company and TKOG shall agree and be specified in the Articles of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

2.3   EFFECTS OF THE MERGER

      At and after the Effective Time, the Merger will have the effects set forth in the IBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, as of a public or a private nature, of each of Buyer and the Company; and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of Buyer and the Company, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in Buyer and the Company shall not revert or be in any way impaired by reason of the Merger.

2.4   ARTICLES OF INCORPORATION

      At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended in accordance with the IBCA such that the articles of incorporation of the Surviving Corporation shall consist of the provisions of the articles of incorporation of Buyer, until thereafter changed or amended as provided therein or by applicable law, except that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of this Corporation is `InPhoto Surveillance, Inc.'"

2.5   BY-LAWS

      The by-laws of Buyer as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

2.6   OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

      The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified. The directors of Buyer as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

2.7   EFFECT ON CAPITAL STOCK.

      (a) At the Effective Time by virtue of the Merger and without any action on the part of Seller or the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into
(i) a number of shares of TKOG Common Stock equal to the result obtained by dividing 352,381 by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, and (ii) an amount in cash equal to the result obtained by dividing $800,000 by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the "MERGER CONSIDERATION"). In no event shall any fractional shares of TKOG Common Stock be issuable as a result of the application of this Section 2.7(a). The Merger Consideration shall be paid, without interest, to the holders of certificates of Company Common Stock upon the surrender of such certificates to TKOG. The shares of the TKOG Common Stock into which the shares of Company Common Stock are converted pursuant to this
Section 2.7(a) are referred to as the "TKOG Shares."

      (b) As a result of the Merger and without any action on the part of Seller, at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and the holder of certificates which immediately prior to the Effective Time represented such shares shall thereafter cease to have any rights with respect to such shares, except the right to receive the Merger Consideration upon the surrender of such certificates.

      (c) As a result of the Merger and without any action on the part of Seller, Buyer or TKOG, at the Effective Time, each share of common stock, par value $1.00 per share, of Buyer issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

      (d) Seller hereby approves the Merger and this Agreement and votes the Shares in favor thereof, hereby and thereby waiving any right to dissent pursuant to the IBCA.

2.8   CLOSING

      Subject to the fulfillment or waiver of the conditions set forth in Sections 7 and 8, the closing of the transactions contemplated hereby (the "CLOSING") will take place simultaneously with the execution and delivery of this Agreement at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022. The parties agree that such closing shall be effective for financial reporting and accounting purposes as of the close of business on June 30, 1998. The date on which the Closing occurs is herein referred to as the "Closing Date."

2.9   CERTAIN ACTIONS AT CLOSING; ISSUANCE OF TKOG SHARES

      At the Closing:

      (a)  Seller will deliver to TKOG:

           (i) the employment agreement in the form of Exhibit 2.9(a)(i), duly executed by Seller ("EMPLOYMENT AGREEMENT");

           (ii) the opinion of Wildman, Harrold, Allen & Dixon, counsel to Seller and the Company, substantially in the form of Exhibit 2.9(a)(ii);

           (iii) all consents required by any Contract;

           (iv) the minute books, stock register, stock transfer records and all other corporate records of the Company;

           (v) such certificates of Seller, the Company and the officers of the Company as TKOG or its counsel may reasonably request; and

           (vi)  the Articles or Merger duly executed by the Company.

      (b)  Buyer will deliver, or cause to be delivered, to Seller:

           (i)   the Employment Agreement, duly executed by TKOG;

           (ii) such certificates of TKOG and Buyer and their respective officers as Seller or his counsel may reasonably request;

           (iii) the opinion of Kramer, Levin, Naftalis & Frankel, counsel to TKOG and Buyer, substantially in the form of Exhibit 2.9(b)(iii); and

           (iv)  the Articles of Merger duly executed by Buyer.

3.    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to TKOG as follows, except as set forth in the Disclosure Schedule, which will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

3.1   ORGANIZATION AND GOOD STANDING

      (a) Section 3.1 of the Disclosure Schedule contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company.

      (b) Seller has delivered to TKOG correct and complete copies of the Organizational Documents of the Company, as currently in effect.

3.2   AUTHORITY; NO CONFLICT

      (a) Seller and the Company each has the right, power, authority and capacity to execute and deliver this Agreement and the Employment Agreement, to consummate the Merger and to perform their respective obligations under this Agreement and the Employment Agreement. This Agreement has been duly executed and delivered by Seller and the Company and constitutes the legal, valid and binding obligation of Seller and the Company, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Seller of the Employment Agreement, the Employment Agreement will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

      (b) Except as set forth in Section 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement or the Employment Agreement nor the consummation or performance by Seller or the Company of the Merger or of any of the other transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

           (i) contravene, conflict with, or result in a violation or breach of (A) any provision of the Organizational Documents of the Company,
(B) any resolution adopted by the board of directors or the shareholders of the Company, (C) any legal requirement or any order to which the Company, Seller or any of the assets owned or used by the Company may be subject, or (D) any governmental authorization, including any private investigatory license or other similar license, which is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

           (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, result in the creation or imposition of any Encumbrance upon any property or assets of Seller or the Company, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third party or governmental authority, under any Contract to which Seller or the Company is a party or to which their respective assets are bound or to which either Seller or the Company or their respective assets are subject; or

           (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company,

except, with respect to clauses (i)(C) or (D), (ii) or (iii) of this Section 3.2, where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right or Encumbrance would not have a Material Adverse Effect on Seller or the Company or on the ability of Seller or the Company to consummate the Merger or the other transactions contemplated by this Agreement.

      No representation is made with respect to any effect of this Agreement on the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, or any state securities laws.

3.3   CAPITALIZATION

      The authorized capital stock of the Company consists of one hundred (100) shares of common stock, no par value per share, of which ten (10) shares (the "SHARES") have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. Seller is the record and beneficial owner and holder of, and has good, valid and marketable title to all of the Shares, free and clear of all Encumbrances. Except for the Shares, there are no outstanding shares of capital stock of the Company and there are no outstanding or authorized options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which the Company or Seller is a party or by which either the Company or Seller is bound which could require the Company to issue, deliver, sell or otherwise transfer or cause to be issued, delivered, sold, transferred or offered for sale or transfer, any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company or that could require either the Company or Seller to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts or other agreements or understandings to which either the Company or Seller is a party with respect to the transfer, voting or registration of the capital stock of the Company. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company. None of the outstanding capital stock or other securities of the Company was issued in violation of the Securities Act or any state securities laws. The Company does not own or have any Contract to acquire any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business. No Person has any preemptive rights with respect to any security of the Company.

3.4   FINANCIAL STATEMENTS

      (a) For purposes of this Agreement: "FINANCIAL STATEMENTS" shall mean the balance sheet of the Company audited by Crowe, Chizek and Company LLP, dated as of October 31, 1997, and the related statements of income, stockholder's equity and cash flows for the year then ended (the "OCTOBER 1997 FINANCIAL STATEMENTS"), and the unaudited balance sheet of the Company dated as of June 30, 1998 and the related income statement for the eight months ended on such date (the "INTERIM FINANCIAL STATEMENTS"). The Company has delivered to TKOG true and complete copies of the Financial Statements.

      (b) Except as disclosed in Section 3.4 of the Disclosure Schedule, the October 1997 Financial Statements, which are incorporated herein by reference,
(i) have been prepared from the books and records of the Company in accordance with GAAP, (ii) fully reflect all liabilities and contingent liabilities of the Company required to be reflected therein on such basis as, at and for the date thereof, and (iii) fairly present in all material respects the financial position of the Company as, at and for the date thereof and the results of its operations for the period indicated. Except as disclosed in Section 3.4 of the Disclosure Schedule, the Interim Financial Statements, which are incorporated herein by reference, (i) have been prepared from the books and records of the Company in accordance with GAAP on a basis consistent with the October 1997 Financial Statements, and (ii) fairly present in all material respects the financial position of the Company as, at and for the date of the balance sheet included therein and the results of its operations for the period indicated; provided, however, the Interim Financial Statements (v) are subject to normal year-end adjustments, (w) do not include footnotes, (x) do not include a statement of cash flows, (y) do not reflect any deferred income tax obligation and (z) do not consolidate the Company's South African operations, which have no material assets, liabilities or obligations (whether absolute, accrued or contingent).

3.5   BOOKS AND RECORDS

      Except as disclosed in Section 3.5 of the Disclosure Schedule, the books of account and other records of the Company, all of which have been made available to TKOG, are true, complete and correct in all material respects. Except as disclosed in Section 3.5 of the Disclosure Schedule, the minute books of the Company contain true, accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors and committees of the Board of Directors of the Company. The stock books of the Company are true, accurate and complete.
At the Closing, all of those books and records will be in the possession of the Company.

3.6   TITLE TO PROPERTIES; ENCUMBRANCES

      Section 3.6 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned, leased or used by the Company. The Company does not own, and has not owned, any real property. Seller has delivered or made available to TKOG copies of the real property leases to which the Company is a party or pursuant to which it uses or occupies any real property. Section 3.6 of the Disclosure Schedule also contains a complete and accurate list of all licensed vehicles owned or leased by the Company and the fixed assets used in the business of the Company and carried on its books for tax purposes. Except as set forth in Section 3.6 of the Disclosure Schedule, the Company has good title to all of the properties and assets, real and personal, tangible and intangible, it owns or purports to own, or uses in its business, including those reflected on its books and records and in the Financial Statements (except for accounts receivable collected and materials and supplies disposed of after the date of the most recent Financial Statements). The Company has a valid leasehold, license or other interest in all of the other assets, real or personal, tangible or intangible, which are used in the operation of its business. Except as set forth in Section 3.6 of the Disclosure Schedule, all material properties and assets owned or leased by the Company are free and clear of all Encumbrances.

3.7   CONDITION AND SUFFICIENCY OF ASSETS

      The leased real property, vehicles and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put. Seller has caused such vehicles and equipment to be maintained and repaired in the ordinary course of business, consistent with past practice, in accordance with industry standards such that, to Seller's Knowledge, without investigation of each vehicle, none of such vehicles or equipment requires maintenance or repairs other than ordinary, routine maintenance and repairs. To Seller's Knowledge, the leased real property, vehicles and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

3.8   ACCOUNTS RECEIVABLE

      All accounts receivable of the Company that are reflected on the Financial Statements or on the accounts receivable ledger of the Company as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Except as set forth in Section 3.8 of the Disclosure Schedule, other than those Accounts Receivables which are older than sixty (60) days as of the Closing Date, all Accounts Receivable are, to Seller's Knowledge, current and collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business without resort to litigation. As of the date this Agreement is executed, there has been no contest or claim, nor is there any right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Section 3.8 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable of the Company as of the date set forth therein, which list sets forth the aging of such Accounts Receivable.

3.9   NO UNDISCLOSED LIABILITIES

      Except as set forth in Section 3.9 of the Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether absolute, accrued or contingent) except for liabilities or obligations reflected in the footnotes to the Financial Statements or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business since the date of the Financial Statements consistent with the representations and warranties contained in this Agreement, which liabilities will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.10  TAXES

      (a) All federal, state, local and other tax returns with respect to the Company required to be filed on or before the Closing Date will have been duly and timely filed or the time for filing such return shall have been validly extended to a date after the Closing Date as set forth in Section 3.10(a) of the Disclosure Schedule. In the event any federal, state or local tax return has not been duly and timely filed, or in the event the amount of Taxes paid is ultimately determined to be insufficient, then the combined effect of such events would not have a Material Adverse Effect on the Company. Except for Taxes reserved for in the Financial Statements, all Taxes due and payable, or required to be collected and withheld, by the Company on or before the Closing Date will by the Closing Date have been duly and timely paid. All such tax returns were correct in all material respects as filed. No claims have been assessed with respect to any alleged deficiency of any Tax and the Company (and Seller) has not been notified of any proposed claim or assessment with respect to any Tax. The provisions made for Taxes on the balance sheets of the Company included in the Financial Statements are sufficient in all material respects for the payment of all Taxes whether disputed or not that are due or are hereafter found to have been due with respect to the conduct of the business of the Company up to and through the date of such Financial Statements. Except as otherwise set forth in Schedule 3.10(a) of the Disclosure Schedule, there are no present disputes as to Taxes of any nature payable by the Company, nor any Tax liens whether existing or inchoate on any of the assets of the Company, except for current year Taxes not presently due and payable. Except as set forth on Schedule 3.10(a) of the Disclosure Schedule, the federal income tax returns of the Company have never been audited and no IRS or foreign, state, county or local tax audit is currently in progress. The Company has not waived the expiration of the statute of limitations with respect to any Taxes. The Company has been a Subchapter S Corporation (as defined in Section 1361(a)(1) of the Code) since May 1, 1993.

      (b) The Company has made or will make provision for all Taxes payable by it with respect to any Pre-Closing Period which are not payable prior to the Closing Date and for which the failure to do so would have a Material Adverse Effect on the Company. The provisions for Taxes with respect to the Company for any Pre-Closing Period (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period. The deferred taxes at October 31, 1997 attributable to the Company's use of the cash basis of accounting for income tax purposes do not exceed $800,000. The amount of deferred tax as of July 31, 1998 may be higher or lower, depending on the actual operations of the Company during the period beginning November 1, 1997 through July 31, 1998.

3.11 NO MATERIAL ADVERSE CHANGE

      Since June 30, 1998 there has not been any material adverse change in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of the Company and no event has occurred or, to Seller's Knowledge, circumstance exists that may result in a Material Adverse Effect.

3.12 EMPLOYEE BENEFITS

           (a) Except as listed on Section 3.12 of the Disclosure Schedule, neither the Company nor any ERISA Affiliate maintains any Employee Benefit Plans. "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company or any ERISA Affiliate, which are now, or were within the past six years, maintained by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. "ERISA AFFILIATE" means any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

           The Company has delivered to TKOG or its counsel true and complete copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees and independent contractors by the Company (including summaries of any procedures and policies that are unwritten), (ii) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Plan, (iii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and (iv) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

           (b) Neither the Company nor any ERISA Affiliate maintains or has ever maintained an Employee Benefit Plan subject to Title IV of ERISA.

           (c) To Seller's Knowledge, with respect to each Employee Benefit Plan, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject TKOG, Buyer or the Company, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code, other than those prohibited transactions which have been adequately corrected and for which appropriate excise taxes, penalties or liabilities have been paid, and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, or for whose conduct the Company could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

           (d) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and, to Seller's Knowledge, there are no circumstances that are reasonably likely to result in revocation of any such favorable determination letter. To Seller's Knowledge, each Employee Benefit Plan is and has been operated in all material respects in compliance with its terms and all applicable laws, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, Company shall have made all contributions required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the Financial Statements provided to TKOG by the Company. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code) have been timely made.

           (e) Neither the Company nor Seller has received or is aware of any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to Seller's Knowledge, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and neither Seller nor the Company has knowledge of any facts that could give rise to any such actions, claims, lawsuits or arbitrations. To Seller's Knowledge, there has not occurred any circumstances by reason of which the Company may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

           (f) No Employee Benefit Plan provides for medical or health benefits (through insurance or otherwise) or provided for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA").

           (g) Neither the Company nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA.

           (h) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

           (i) No Employee Benefit Plan, other than a "pension plan" within the meaning of Section 3(2) of ERISA ("Pension Plan"), is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

           (j) Except as required by law, neither the Company nor the Seller has proposed or has agreed to any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan.

           (k) Except as provided in Section 3.12 of the Disclosure
Schedule, no person or entity has an employment, severance, consulting or independent contractor agreement with the Company. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any material services for the Company.

           (l) The Company has no material obligation or liability, whether absolute, accrued or contingent, including any obligation or liability under the Employee Benefit Plans, with respect to any misclassification of a person performing services for the Company as an independent contractor rather than as an employee.

           Except as set forth in Section 3.12 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of the Company, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company, or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of the Company. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company.

3.13  COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

      (a) Except as set forth in Section 3.13 of the Disclosure Schedule, the Company is in compliance in all material respects with all laws, regulations, licenses, orders, ordinances, judgments and decrees affecting the assets owned or used by the Company, the business or operations of the Company, including, without limitation, federal, state and local: (i) Occupational Safety and Health Laws; (ii) private investigatory and other similar laws; (iii) securities laws, rules and regulations; and (iv) any federal, state or local law regarding or relating to trespass or privacy rights. The Company has not been charged with violating, nor to Seller's Knowledge, threatened with a charge of violating, nor, to Seller's Knowledge, is the Company under investigation with respect to a possible violation of, any provision of any federal, state or local law, order or administrative ruling, license or regulation relating to any of their assets or properties (used or owned by the Company) or any aspect of its business.

      (b) Section 3.13 of the Disclosure Schedule contains a complete and accurate list of each governmental authorization, license or permit that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each governmental authorization listed or required to be listed in Section 3.13 of the Disclosure Schedule is valid and in full force and effect in all material respects.

3.14  LEGAL PROCEEDINGS

      (a) Except as set forth in Section 3.14 of the Disclosure Schedule, there is no pending and served, or to Seller's Knowledge pending but not served, claim, action, investigation, arbitration, litigation or other proceeding ("PROCEEDING"):

           (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

      To Seller's Knowledge (A) no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller has made available to TKOG copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Section 3.14 of the Disclosure Schedule. Except as set forth in
Section 3.14 of the Disclosure Schedule, the Company has insurance coverage for all Proceedings listed therein and no plaintiff has made demands or claims that exceed the Company's insurance coverage.

3.15  ABSENCE OF CERTAIN CHANGES AND EVENTS

      Except as set forth in the Interim Financial Statements or in Section
3.15 of the Disclosure Schedule, since October 31, 1997, the Company has conducted its businesses only in the ordinary course of business and there has not been any:

      (a) declaration or payment of any dividend or other distribution or repurchase or payment in respect of shares of capital stock (other than as expressly permitted by Section 5.9 hereof);

      (b) issuance or sale or authorization for issuance or sale, or grant of any options with respect to, any shares of its capital stock or any other type of its securities, or any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividends or otherwise;

      (c) payment or increase by the Company of any bonus, salary or other compensation to any stockholder, director, officer, consultant or (except in the ordinary course of business consistent with past practice) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

      (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Company;

      (e) damage to or destruction or loss of any customer, asset or property of the Company, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect on the Company;

      (f) termination or modification of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

      (g) incurrence or assumption of any indebtedness for borrowed money or guarantee of any obligation of the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business and except pursuant to existing lines of credit with third party lenders as set forth in Section 3.15 of the Disclosure Schedule;

      (h) sale, lease, or other disposition (other than in the ordinary course of business) of any asset or property of the Company or mortgage, pledge or imposition of any Encumbrance on any asset or property of the Company with a fair market value in excess of $50,000;

      (i) cancellation or waiver of any claims or rights with a value to the Company in excess of $50,000;

      (j)  material change in the accounting methods used by the Company; or

      (k) agreement, whether oral or written, by the Company to do any of the foregoing.

3.16  CONTRACTS; NO DEFAULTS

      (a) Section 3.16(a) of the Disclosure Schedule contains a complete and accurate list, and Seller has delivered to TKOG true and complete copies, of:

           (i) each Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $50,000 or that is a master agreement for the performance of services or delivery of goods or materials by the Company from time to time over an indefinite period of time;

           (ii) each Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $50,000;

           (iii) each lease, license, and other Contract affecting any leasehold or other interest in, any real or personal property with unfulfilled obligations in excess of $50,000;

           (iv) each lease agreement with respect to the vehicles used by the Company in the conduct of its business;

           (v) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, trade secrets or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any intellectual property;

           (vi) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

           (vii) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person or requiring the Company to make any capital contribution;

           (viii) each Contract containing a covenant that in any way purports to restrict the business activity of the Company or Seller or limits the freedom of the Company or Seller to engage in any line of business or to compete with any Person or hire any Person or containing any change of control provision;

           (ix)     each employment agreement;

           (x) each power of attorney that is currently effective and outstanding; and

           (xi)     each Contract for capital expenditures in excess of $25,000.

      (b) Except as set forth in Section 3.16(b) of the Disclosure Schedule, Seller has not or may not acquire any rights under, and Seller has not or may not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company.

      (c) Except as set forth in Section 3.16(c) of the Disclosure Schedule, each Contract identified or required to be identified in Section 3.16(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against the Company and, to Seller's Knowledge, against the other parties thereto, in accordance with its terms, subject to limitations imposed by bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. The Company is not aware, and has not been informed, of any bankruptcy proceedings pending which would affect the enforceability of the Contracts.

      (d) Except for the limitations set forth in Section 3.16(c) above and except as set forth in Section 3.16(d) of the Disclosure Schedule:

           (i) the Company is in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

           (ii) to Seller's Knowledge, each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is in full compliance with all applicable terms and requirements of such Contract; and

           (iii) no event has occurred and, to Seller's Knowledge, no circumstance exists that (with or without notice or lapse of time or both) may result in a violation or breach of any Contract.

3.17  INSURANCE

      Section 3.17 of the Disclosure Schedule sets forth the premium payments and describes all material insurance policies of the Company, which policies are in full force and effect in accordance with their terms and expire on the dates shown on Schedule 3.17 of the Disclosure Schedule. There has been no default in the payment of premiums on any of such policies, and, to Seller's Knowledge, there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies insure the Company in amounts and against losses and risks customary and sufficient for businesses similar to that of the Company, and, to Seller's Knowledge, such policies shall continue in full force and effect up to the expiration dates shown in Section 3.17 of the Disclosure Schedule. True and correct copies of all insurance policies listed in Section
3.17 of the Disclosure Schedule have been previously furnished to TKOG.

3.18  ENVIRONMENTAL MATTERS

      Except as set forth in Section 3.18 of the Disclosure Schedule:

      (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Company has obtained and is in compliance with all permits required under Environmental Laws. Neither Seller nor the Company has any basis to expect, nor has either of them received, any actual or threatened order, notice or other communication from any Governmental Authority or third party, or from the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law or of any actual or threatened Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which the Company has had an interest or the operation of the Company's business or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, transported, used or processed by the Company.

      (b) There are no pending or, to Seller's Knowledge, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets in which the Company has or had an interest.

      (c) Neither Seller nor the Company has Knowledge of any basis to expect, nor has any of them received, any inquiry, notice, order or other communication that relates to Hazardous Activity, Hazardous Materials, or any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which the Company has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, transported, used, or processed by the Company, have been transported, treated, stored, handled or disposed.

      (d) Neither Seller nor the Company has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets in which the Company (or any predecessor) has or had an interest.

      (e) Neither Seller nor the Company has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets in which the Company has or had an interest except in full compliance with all applicable Environmental Laws.

      (f) The Company has caused no release or, to Seller's Knowledge, threat of release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, transported, produced, used, disposed, or processed by the Company from or by the Facilities, or from or by any other properties and assets in which the Company has or had an interest.

      (g) There are no reports, studies, analyses, tests or monitoring possessed or initiated by Seller or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company, with Environmental Laws.

3.19  EMPLOYEES

      (a) Section 3.19 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company: name; job title; and current compensation. Section 3.19 of the Disclosure
Schedule is accurate as of the date stated therein.

      (b) No key employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee and any other Person that in any way adversely affects or will affect the performance of his duties as an employee or officer of the Company or the ability of the Company to conduct its business. To Seller's Knowledge, no other employee is a party to, or otherwise bound by, any such agreement that in any way adversely affects or will affect the performance of his duties as an employee or officer of the Company or the ability of the Company to conduct its business. To Seller's Knowledge, no director, officer or other key employee of the Company intends to terminate his employment with the Company.

3.20  LABOR RELATIONS

      Except as set forth in Section 3.20 of the Disclosure Schedule:

      (a) To Seller's Knowledge, the Company has satisfactory relationships with its employees.

      (b) No condition or state of facts or circumstances exists with respect to the

Company's relations with its employees, including the consummation of the transactions contemplated by this Agreement, that could have a Material Adverse Effect on the Company; provided that TKOG does not institute material changes in the Company's working environment.

      (c) The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice.

      (d) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company has not encountered any labor union or collective bargaining organizing activity with respect to its employees. The Company has no obligation to negotiate any such collective bargaining agreement, and, to Seller's Knowledge, there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

      (e) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to Seller's Knowledge, threatened with respect to the employees of the Company, nor has any or the above occurred or, to Seller's Knowledge, been threatened.

      (f) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to Seller's Knowledge, no question concerning representation has been raised or threatened respecting the employees of the Company.

      (g) There are no complaints or charges against the Company pending before the National Labor Relations Board or any state or local labor agency and, to Seller's Knowledge, no complaints or charges have been filed or threatened to be filed against the Company with any such board or agency.

      (h) To Seller's Knowledge, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

      (i) Section 3.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from the Company to any Person whose employment with Seller was terminated.

      (j) Neither Seller nor the Company has received notice of the intent of any government body responsible for the enforcement of labor or employment laws to conduct an investigation of the Company and no such investigation is in progress.

      (k) No employee of the Company is, and the Company is not, in violation of any term of any employment agreement, non-disclosure agreement, non-compete agreement or any other agreement regarding an employee's employment with the Company.

      (l) The Company has paid any and all wages which are both due and payable to each employee of the Company and each independent contractor employed by the Company.

3.21  INTELLECTUAL PROPERTY

      (a) INTELLECTUAL PROPERTY ASSETS--The term "Intellectual Property Assets" includes: (i) all registered and unregistered trademarks, service marks and applications for trademarks or service marks, business names, trade names and brand names (collectively, "MARKS"); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "PATENTS"); (iii) all copyrights in both published works and unpublished works, including training manuals and videos (collectively, "COPYRIGHTS"); and (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, plans, drawings and blue prints (collectively, "TRADE SECRETS") owned, used or licensed by the Company as licensee or licensor. The Intellectual Property Assets are all those necessary for the operation of the Company's businesses as it is currently conducted and proposed to be conducted.

      (b) AGREEMENTS--Section 3.21(b) of the Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound.

      (c) PATENTS--(i) Section 3.21(c) of Disclosure Schedule contains a complete and accurate list of all Patents; (ii) the Company is the owner of all right, title and interest in and to each of the Patents, free and clear of all Encumbrances; (iii) all Patents that have been filed with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements and are valid and enforceable; (iv) no Patent is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. To Seller's Knowledge, none of the Patents used by the Company infringes or is alleged to infringe any patent of any third party.

      (d) TRADEMARKS--(i) The Company does not own or use any Marks other than the registered Marks; (ii) Section 3.21(d) of Disclosure Schedule contains a complete and accurate list of all registered Marks; (ii) the Company is the owner of all right, title and interest in and to each of the registered Marks, free and clear of all Encumbrances; (iii) all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements and are valid and enforceable; (iv) no Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. To Seller's Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

      (e) COPYRIGHTS--(i) Section 3.21(e) of the Disclosure Schedule contains a complete and accurate list of all Copyrights; (ii) the Company is the owner of all right, title and interest in and to each of the Copyrights, free and clear of all Encumbrances; (iii) all the Copyrights have been registered and are currently in compliance with formal legal requirements, and are valid and enforceable; (iv) no Copyright is infringed or, to Seller's Knowledge, has been challenged or threatened in any way; (v) to Seller's Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party; and (vi) all works encompassed by the Copyrights have been marked with the proper copyright notice.

      (f) TRADE SECRETS--(i) Seller and, to Seller's Knowledge, the Company have taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets; and (ii) the Company has good title and an absolute right to use the Trade Secrets. The Trade Secrets, to Seller's Knowledge, have not been used, divulged or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

      (g) CORPORATE NAME--The Company owns and has the exclusive right, title and interest in and to the registered Mark "InPhoto Surveillance" and, to Seller's Knowledge, no other Person has the right to use the same, or any confusing derivative thereof, as its corporate name or otherwise in connection with the operation of any business similar or related to the business conducted by the Company.

3.22  CERTAIN PAYMENTS

      Neither the Company nor any director, officer, agent, or employee of the Company, or to Seller's Knowledge, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company. The Company has utilized Company funds for the promotion of the Company's business, including client entertainment, but all such promotion and entertainment is both legal and in the ordinary course of business.

3.23  RELATIONSHIPS WITH RELATED PERSONS

      (a) Except as set forth in Section 3.23 of the Disclosure Schedule, neither Seller, nor any officer, director or employee of the Company, nor any spouse or child of any of them or any Person associated with any of them ("RELATED PERSON") has any interest in any property used in or pertaining to the Company's businesses. Except as set forth in Section 3.23 of the Disclosure Schedule, neither Seller nor any Related Person has owned an equity interest or any other financial or profit interest in a Person that has (i) had business dealings with the Company, or (ii) engaged in competition with the Company. Except as set forth in Section 3.23 of the Disclosure Schedule, neither Seller nor any Related Person is a party to any Contract with, or has any claim or right against, the Company.

      (b) Each of "Ban the Crim, Inc." and PSI, Inc. is a personal investment of Seller that is completely and accurately described in all material respects in Section 3.23 of the Disclosure Schedule. The Company has no liability or obligation of any nature (whether absolute, accrued or contingent) with respect or relating to or arising out of or in connection with "Ban the Crim, Inc." or PSI, Inc. PSI, Inc. has the right to publish the 10 books written by Seller listed in Section 3.23 of the Disclosure Schedule. The Company has from time to time purchased such books from PSI, Inc. but has no commitment to make such purchases in the future. No promotional materials utilized by the Company in the marketing of its products or services (other than such 10 books) are owned or published by PSI, Inc. Any future books authored by Seller on his own time shall be his sole property.

3.24  BROKERS OR FINDERS

      Neither the Company nor Seller nor their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.25  DEPOSIT ACCOUNTS

      Section 3.25 of the Disclosure Schedule contains a complete and accurate list of (a) the name of each financial institution in which the Company has an account or safe deposit box, (b) the names in which each account or box is held,
(c) the type of account, and (d) the name of each person authorized to draw on or have access to each account or box.

3.26  CUSTOMER RELATIONSHIPS

      To Seller's Knowledge, except as set forth in Section 3.26 of the Disclosure Schedule, there are no facts or circumstances that are likely to result in the loss of any customer of the Company or a material change in the relationship of the Company with such a customer.

3.27  CONDUCT OF BUSINESS

      The businesses carried on by the Company have been conducted by the Company and not through any affiliate of any stockholder, officer, director or employee of the Company or through any other Person.

3.28  RESTRICTIONS ON BUSINESS ACTIVITIES

      There is no written (or to Seller's Knowledge, oral) agreement, judgment, injunction, order or decree binding upon the Company or Seller or, to Seller's Knowledge, threatened that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company (either individually or in the aggregate), any acquisition of property by the Company (either individually or in the aggregate), providing of any service by the Company or the hiring of employees or the conduct of business by the Company (either individually or in the aggregate) as currently conducted.

3.29  PAYABLES

      There has been no adverse change since the date of the Financial Statements in the amount or delinquency of accounts payable of the Company (either individually or in the aggregate), which would have a Material Adverse Effect upon the Company.

3.30  OUTSTANDING INDEBTEDNESS

      Section 3.30 of the Disclosure Schedule sets forth as of June 30, 1998
(a) the amount of all indebtedness for borrowed money of the Company then outstanding and the interest rate applicable thereto, (b) any Encumbrances which relate to such indebtedness and (c) the name of the lender or the other payee of each such indebtedness.

3.31  SUBSIDIARIES

      The Company has no subsidiaries. The Company does not, directly or indirectly, own or have any investment in any of the capital stock of, or any other proprietary interest in, any other Person. The Company is not a partner or joint venturer in or a member of any partnership, joint venture or limited liability company.

3.32  NO DEFAULTS

      Except as set forth in Section 3.32 of the Disclosure Schedule, the Company is not in default under any Contract to which it is a party, and no event, condition or occurrence currently exists, or will result from the execution, delivery and performance by the Company or Seller of this Agreement, the Employment Agreement and the transactions contemplated hereby and thereby, which, with or without notice or lapse of time or both, will constitute such a default by the Company under any Contract to which it is a party.

3.33  CUSTOMERS AND CONTRACTORS

      Section 3.33 of the Disclosure Schedule contains a complete list of the 28 largest clients of the Company (measured by fee volume), including the amounts they paid to the Company in the last year. Section 3.33 of the Disclosure Schedule contains a complete list of all material contractors and material subcontractors used by the Company.

3.34  PRIVATE INVESTIGATION LICENSE

      Section 3.34 of the Disclosure Schedule contains a complete list of all private investigation licenses or other similar licenses held by the Company or any employee of the Company that the Company utilizes in the conduct of its business and the jurisdictions in which each such license was granted. Each such private investigation license is in full force and effect in all material respects. To Seller's Knowledge, there has been no violation of such private investigation licenses. Neither the Company nor Seller conducts any business or takes or performs any other action which would require either of them to be licensed as a private investigator in any jurisdiction other than those listed in Section 3.34 of the Disclosure Schedule.

3.35  DISCLOSURE

      (a) Except as otherwise qualified by Seller's Knowledge, no representation or warranty of Seller in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading in any material respect.

      (b) Except as set forth in Section 3.35(b) of the Disclosure Schedule, there is no fact known to Seller that has specific application to the Company (other than general economic or industry conditions) and, as far as Seller can reasonably foresee, that could have a Material Adverse Effect on the Company that has not been set forth in this Agreement or in other sections of the Disclosure Schedule.

3.36  INVESTMENT REPRESENTATIONS OF SELLER

      (a) The TKOG Shares are being acquired by Seller for his own account, and not for any other Person, for investment only and with no present intention of distributing or reselling (and Seller will not distribute or resell) such TKOG Shares or any part thereof or interest therein in any transaction that would violate the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Seller at all times to sell or otherwise dispose of all or any part of the TKOG Shares under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities law. Seller has no present contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person the TKOG Shares, any interest therein, or any part thereof, and Seller has no present plans to enter into any such contract, undertaking, agreement or arrangement.

      (b) Seller is an accredited investor as that term is defined in Rule 501 promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in TKOG Common Stock. By reason of Seller's business or financial experience, he is a sophisticated investor who has the capacity to protect his interest in connection with the transactions contemplated hereunder and has both appropriate knowledge and experience with the current business operations and prospects of TKOG and in financial and business matters to evaluate properly the merits and risks of the TKOG Shares and the related transactions contemplated hereunder.

      (c) Seller has read this Agreement and all other documents provided by TKOG in connection herewith and fully understands the terms under which the TKOG Shares are being issued to him. TKOG and Buyer have made available to Seller the opportunity to ask questions of and receive answers from TKOG and Buyer concerning TKOG and the terms and conditions under which TKOG Shares will be issued to him and to obtain any additional information which TKOG or Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request for information.

      (d) Seller agrees that, so long as required by law, certificates evidencing the TKOG Shares and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS."

4.    REPRESENTATIONS AND WARRANTIES OF TKOG AND BUYER

      TKOG and Buyer each represents and warrants to Seller as follows:

4.1   ORGANIZATION AND GOOD STANDING

      Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. TKOG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio. Each of TKOG and Buyer has full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of TKOG and Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on TKOG.

4.2   AUTHORITY; NO CONFLICT

      (a) TKOG has the right, power and authority to execute and deliver this Agreement and the Employment Agreement and to perform its obligations under this Agreement and the Employment Agreement. Buyer has the right, power and authority to execute and deliver this Agreement, to consummate the Merger, and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and TKOG and constitutes the legal, valid and binding obligation of Buyer and TKOG, enforceable against Buyer and TKOG in accordance with its terms. Upon the execution and delivery by TKOG of the Employment Agreement, the Employment Agreement will constitute the legal, valid and binding obligation of TKOG, enforceable against TKOG in accordance with its terms.

      (b) Neither the execution and delivery of this Agreement or the Employment Agreement nor the consummation or performance by TKOG or Buyer of the Merger or any of the other transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

           (i) contravene, conflict with, or result in a violation or breach of (A) any provision of the Organizational Documents of TKOG or Buyer,
(B) any resolution adopted by the board of directors or the shareholders of TKOG or Buyer, (C) any legal requirement or any order to which TKOG or Buyer or any of the assets owned or used by them may be subject, or (D) any governmental authorization, which is held by TKOG or Buyer or that otherwise relates to the business of, or any of the assets owned or used by, TKOG or Buyer;

           (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, result in the creation or imposition of any Encumbrance upon any property or assets of TKOG or Buyer, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third party or governmental authority, under any Contract to which TKOG or Buyer is a party or to which their assets are bound or to which either TKOG, Buyer or their assets are subject; or

           (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by TKOG or Buyer,

except, with respect to clause (i) (C) or (D), (ii) or (iii) of this Section 4.2, where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right or Encumbrance would not have a Material Adverse Effect on TKOG or on the ability of TKOG or Buyer to consummate the Merger or the other transactions contemplated by this Agreement.

4.3   CAPITALIZATION; TKOG SHARES

      (a) The authorized capital stock of TKOG consists of 1,000,000 shares of preferred stock, $0.01 par value per share, of which as of the date of this Agreement no shares are issued or outstanding, and 50,000,000 shares of TKOG Common Stock, of which as of August 5, 1998 17,306,717 shares were issued and outstanding. All of the authorized capital stock of Buyer is owned of record and beneficially by TKOG.

      (b) The TKOG Shares issuable as a result of the Merger have been duly authorized and upon the Effective Time, will be validly issued, fully paid and nonassessable and available for quotation on the NASDAQ National Market.

4.4   FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION

      (a) TKOG has delivered to Seller true, correct and complete copies of its Prospectus dated April 30, 1998 as filed with the Commission (the "PROSPECTUS"), its Annual Report on Form 10-K for the year ended December 31, 1997 (the "FORM 10-K"), its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "MARCH FORM 10-Q"), and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "JUNE FORM 10-Q," and together with the March Form 10-Q, the "FORMS 10-Q"). The Prospectus, the Form 10-K and the Forms 10-Q have been timely filed pursuant to the Securities Act or the Exchange Act, as applicable.

      (b) The Prospectus, the Form 10-K and the Forms 10-Q complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, in effect on the respective dates thereof. None of the Prospectus, the Form 10-K or the Forms 10-Q, when filed pursuant to the Securities Act or the Exchange Act, as applicable, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (c) Each of the financial statements (including the related notes) included in the Prospectus, the Form 10-K and the Forms 10-Q presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of TKOG as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount.

4.5   RESALE OF BUSINESS

      Neither Buyer nor TKOG has discussed any resale or repurchase of all or any significant portion of the assets or any capital stock of the Company with any other Person. Neither Buyer nor TKOG currently has the intention to offer to sell or resell all or any significant portion of the assets or any capital stock of the Company.

4.6   BROKERS OR FINDERS

      Neither TKOG nor Buyer nor their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, other than to J. Jeffrey Brausch & Co., which TKOG agrees to pay.

4.7   NO MATERIAL ADVERSE CHANGE

      Since June 30, 1998, there has not been any material adverse change in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of TKOG and its subsidiaries, taken as a whole, and no event has occurred or, to the knowledge of TKOG, circumstance exists that may result in a Material Adverse Effect.

4.8   ACCESS TO INFORMATION

      In connection with TKOG's and Buyer's investigation of the Company both TKOG and Buyer have received from Seller and the Company certain projections and other forecasts for the Company. Both TKOG and Buyer acknowledge that there are uncertainties inherent in attempting to make such projections and forecasts and that both TKOG and Buyer are familiar with such uncertainties and that TKOG and Buyer are taking full responsibility for making their own respective evaluation of the adequacy and accuracy of all projections and forecasts so furnished to it. Accordingly, both TKOG and Buyer acknowledge that Seller makes no representation or warranty with respect to any projections or forecasts previously shared with TKOG or Buyer or their respective representatives, or any other representation or warranty with respect to the business, operations, assets, liabilities or financial condition of the Company other than as specifically set forth in this Agreement or in the Disclosure Schedule.

4.9   DISCLOSURE

      Except as otherwise qualified by the knowledge of TKOG or Buyer herein, no representation or warranty of TKOG or Buyer in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading in any material respect.

5.    COVENANTS OF SELLER

      Seller hereby covenants and agrees as follows:

5.1   NORMAL COURSE

      From the date hereof until the Closing, Seller will cause the Company to:
(a) maintain its corporate existence in good standing; (b) maintain the general character of its business; (c) use all reasonable best efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers;
(d) permit TKOG, Buyer, their accountants, their legal counsel and their other representatives full access to its management, minute books and stock transfer records, other books and records, contracts, agreements, properties and operations at all reasonable times and upon reasonable notice; and (e) except as permitted by Section 5.9, in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

5.2   CONDUCT OF BUSINESS

      From the date hereof until the Closing, Seller will cause the Company not to, without the prior written consent of TKOG:

      (a) amend or otherwise modify its constituting documents or by-laws (or similar organizational documents);

      (b) issue or sell or authorize for issuance or sale, or grant any options or make other agreements of the type referred to in Section 3.3 with respect to, any shares of its capital stock or any other of its securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

      (c) mortgage, pledge or grant any security interest in any of its assets, except security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which there exists an aggregate future liability not in excess of $25,000 (which amount is not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

      (d) declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to its capital stock;

      (e) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock;

      (f) increase the compensation of any of its employees who hold management positions, except for amounts accrued as of June 30, 1998 and reflected in the Interim Financial Statements;

      (g) adopt or (except as otherwise required by law) amend any Employee Benefit Plan or enter into any collective bargaining agreement;

      (h) terminate or modify any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

      (i) incur or assume any indebtedness for borrowed money or guarantee any obligation or the net worth of any Person in an aggregate amount in excess of $25,000, except for endorsements of negotiable instruments for collection in the ordinary course of business and except for borrowings allowed under existing lines of credit with the Company's third party lenders up to the maximum credit limit in effect as of October 31, 1997;

      (j) discharge or satisfy any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

      (k) pay any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the most recent balance sheet in the ordinary course of business consistent with past practice;

      (l) sell, transfer, lease to others or otherwise dispose of any of its properties or assets having a fair market value in the aggregate in excess of $25,000, except in the ordinary course of business consistent with past practice;

      (m)  cancel or compromise any material debt or claim;

      (n) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

      (o) make any capital expenditure or capital addition or betterment in amounts which exceed $25,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement;

      (p) change its method of accounting or the accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

      (q) institute or settle any litigation or any legal, administrative or arbitration action or proceeding before any court or governmental body relating to it or its property;

      (r) except in the ordinary course of business consistent with past practice, commit to provide services for an indefinite period or a period of more than two (2) months; or

      (s) enter into other agreements, commitments or contracts, except agreements, commitments or contracts made in the ordinary course of business consistent with past practice; or

      (t)  enter into any commitment to do any of the foregoing.

5.3   CERTAIN FILINGS

      Seller agrees to cooperate with TKOG with respect to all filings with regulatory authorities that are required to be made, respectively, by Seller or by the Company to carry out the transactions contemplated by this Agreement. Seller shall assist and shall cause the Company to assist TKOG and Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental entity which may be reasonably required or which TKOG and Buyer may reasonably request in connection with the consummation of the transactions contemplated hereby, including as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

5.4   CONSENTS AND APPROVALS

       Seller shall use his best efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement.

5.5   BEST EFFORTS TO SATISFY CONDITIONS

      Seller shall use his best efforts to cooperate with TKOG for purposes of satisfying the conditions set forth in Sections 7 and 8 that are within the control of Seller.

5.6   INTERCOMPANY PAYMENTS

      All loans, payables and other amounts due to or from the Company and its affiliates as listed in Section 5.6 of the Disclosure Schedule shall be paid in full, written off or adjusted to zero balances at or prior to the Closing. Such amounts due may be paid from cash on hand or as may otherwise be available to the Company from existing lines of credit with third party lenders.

5.7   NOTIFICATION OF CERTAIN MATTERS

      Seller shall promptly notify TKOG of (i) the occurrence or non-occurrence of any fact or event of which Seller has Knowledge which would be reasonably likely (A) to cause any representation or warranty of Seller contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) to cause any covenant, condition or agreement of Seller in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by him or it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Seller, or the right of TKOG to rely thereon, or the conditions to the obligations of TKOG. Seller shall give prompt notice to TKOG and of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

5.8   RESTRICTIVE COVENANT

      (a) SCOPE AND REASONABLENESS. Seller acknowledges that TKOG would not consummate the transactions contemplated by this Agreement without the assurance that Seller will not engage in the activities prohibited by this Section 5.8 as and for the period set forth below. In order to induce TKOG to consummate the transactions contemplated by this Agreement, Seller agrees to restrict his actions and activities throughout United States and Canada (the "TERRITORY") as provided in this Section 5.8. Seller acknowledges and agrees that the restrictions in this Section 5.8 are reasonable in light of the benefits of the transactions contemplated by this Agreement to Seller.

      (b) NON-COMPETITION. Seller hereby covenants and agrees that until the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) until Seller's employment with TKOG is terminated by TKOG without Cause (as defined in the Employment Agreement) or, by the Executive with Good Reason (as defined in the Employment Agreement), he will not in the Territory, directly or indirectly,
(a) engage on his own behalf in the Investigative and Intelligence Business (as hereinafter defined), or (b) own any interest in or engage in or perform any service for any person, firm, corporation or other entity, either as a partner, owner, employee, consultant, agent officer, director or shareholder that
(A) derives a meaningful portion of its revenues from the Investigative and Intelligence Business or (B) is a meaningful competitor in the Investigative and Intelligence Business. Notwithstanding any provision of this Section 5.8(b), it shall not be a violation of this Section 5.8(b) for Seller to own five percent (5%) or less of a public company, PROVIDED THAT, Seller does not exert or have the power to exert any management or other control over such public company.
The Investigative and Intelligence Business shall mean the business of private investigations, executive protection, corporate investigation, insurance fraud or claims investigation, risk and crisis management, forensic auditing and/or business intelligence, but shall exclude any activity of Seller relating to teaching (other than on behalf of an entity engaged in the Investigative and Intelligence Business), writing and expert witness testimony.

      (c) NON-SOLICITATION. So long as Seller has not been terminated without Cause and so long as Seller has not left the employ of TKOG for Good Reason (as "Cause" and "Good Reason" are defined in the Employment Agreement), Seller hereby covenants and agrees that from the date of the Closing through the fifth
(5th) anniversary thereof, he will not induce or attempt to induce, in any manner, directly or indirectly, any employee, agent, representative, customer or any other person or concern dealing with or in any way associated with the Company or any of its affiliates to terminate or to modify, in any other fashion to the detriment of the Company or any of its affiliates, such association with the Company or any of its affiliates. Seller acknowledges that the provisions of Sections 5.8(b) and 5.8(c) are Seller's separate agreement and are not intended to replace or, in any way modify, the provisions of Section 4.2(d) of the Employment Agreement.

      (d) REMEDIES. The parties hereto agree that Seller's agreements contained in this Section 5.8 relate to matters of unique character and peculiar value impossible of replacement, that breach of such agreements by Seller will cause the Company great and irreparable injury therefor, that the remedy at law for any breach of the agreements contained in this Section 5.8 will be inadequate and that TKOG, in addition to any other relief available to it, shall be entitled to temporary restraining orders and temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damage or of providing bond so as to prevent a breach of any of the agreements contained in this Section 5.8 and to secure the enforcement thereof.

5.9   DISTRIBUTIONS

      (a) The Company has approved the Deferred Compensation Plan, in form and substance satisfactory to TKOG, effective as of November 1, 1997, and has authorized the payment of $1,350,000 in deferred compensation and accrued bonuses to certain key employees of the Company pursuant to such plan.

      (b) Prior to June 30, 1998, the Company has made distributions to Seller in an amount equal to $794,837.75.

      (c) If the product of 40% and the taxable income of the Company for the period beginning on November 1, 1997 and ended on July 31, 1998 as shown in the tax returns prepared and filed pursuant to Section 10.1 (such product, the "TAX"), is less than $94,837.75, Seller shall, promptly upon receipt of notice thereof from TKOG, pay to the Company in cash, without interest, the amount by which $94,837.75 exceeds the Tax and if the Tax is greater than $94,837.75, the Company shall promptly upon the filing of such tax return, pay to Seller in cash, without interest, the amount by which the Tax exceeds $94,837.75.

      (d) Any distributions of deferred compensation paid pursuant to Section 5.9(a) shall be paid to those key employees designated by Seller pursuant to the Deferred Compensation Plan. Interest shall accrue with respect to such distributions from the Closing Date at the rate per annum equal to the treasury rate for one year notes in effect on each anniversary of the Closing Date for the one year period thereafter.

      (e) Except as specifically provided in this Section 5.9, the Company will not make any distributions to Seller as a stockholder.

5.10  NO SOLICITATION

      Prior to the Effective Time, or, if sooner, until September 30, 1998, none of Seller, the

Company or any of their respective officers, employees, representatives or agents shall solicit or entertain an offer from, engage in discussions or otherwise negotiate with, or provide information to, any Person other than Buyer or TKOG with respect to a merger, share exchange, consolidation, business combination, or similar transaction involving, or any purchase or sale of all or any significant portion of, the assets or any capital stock of the Company.

5.11  EMPLOYEES

      Seller shall reasonably cooperate with TKOG to request that the key employees listed on Exhibit 5.11(a) enter into employment agreements with TKOG to be effective on the Closing Date. Each employment agreement will be in substantially the form attached as Exhibit 5.11(b) hereto.

6.    COVENANTS OF TKOG AND BUYER

      Each of TKOG and Buyer, jointly and severally, hereby covenants and agrees as follows:

6.1   CERTAIN FILINGS

      TKOG and Buyer agree to make or cause to be made all filings with regulatory authorities that are required to be made by TKOG or Buyer or their respective affiliates to carry out the transactions contemplated by this Agreement, including, without limitation, as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

6.2   BEST EFFORTS TO SATISFY CONDITIONS

      Each of TKOG and Buyer agrees to use its best efforts to satisfy the conditions set forth in Sections 7 and 8 that are within their control.

6.3   NOTIFICATION OF CERTAIN MATTERS

      TKOG and Buyer shall promptly notify Seller of (i) the occurrence or non-occurrence of any fact or event of which TKOG or Buyer has knowledge which would be reasonably likely (A) to cause any representation or warranty of Buyer or TKOG contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) to cause any covenant, condition or agreement of Buyer or TKOG in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Buyer or TKOG to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Buyer and TKOG, or Seller's right to rely thereon, or the conditions to the obligations of Seller. TKOG and Buyer shall give prompt notice to Seller of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

6.4   REGISTRATION

      (a) TKOG shall, at its cost and expense, on not more than two occasions file as promptly as possible, but in no event more than 21 days, after a written demand therefor by Seller, a registration statement (the "REGISTRATION STATEMENT") on the appropriate form pursuant to the Securities Act covering the resale of the TKOG Shares. TKOG shall allow Seller the opportunity to review the Registration Statement prior to filing. TKOG shall use its best efforts to cause the Registration Statement to become effective as promptly as possible after filing. TKOG will use its reasonable best efforts to maintain effectiveness of the Registration Statement for a period of 30 days, or, if sooner, until the TKOG Shares covered thereby have been sold.

      (b) Notwithstanding the provisions of Section 6.4(a), if TKOG determines that, in its reasonable judgment, it would (because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or development involving TKOG or any subsidiary or the unavailability for reasons substantially beyond TKOG's control of any required financial statements, or any other event or condition of similar significance to TKOG) be disadvantageous (a "MATERIAL DEVELOPMENT CONDITION") to TKOG or any of its subsidiaries or its stockholders for such a Registration Statement to become effective or to be maintained effective or for sales of TKOG Shares to continue pursuant to the Registration Statement, TKOG shall, notwithstanding Section 6.4(a), be entitled, upon the giving of a written notice (a "DELAY NOTICE") to such effect to Seller (i) to cause sales of TKOG Shares by Seller pursuant to such Registration Statement to cease, (ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement to be terminated, or (iii) in the event no such Registration Statement has yet been filed, to delay filing any such Registration Statement, until, in the reasonable judgment of TKOG, such Material Development Condition no longer exists (notice of which TKOG shall promptly deliver to Seller). In the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as hereinbefore provided, TKOG shall use its reasonable efforts to cause a new Registration Statement covering resales by Seller of the TKOG Shares to be filed with the Commission not later than the ten business days after date on which such Material Development Condition expires and to use its reasonable efforts to cause such Registration Statement to become effective as soon as practicable after such Material Development Condition expires and to remain effective for a period of 30 days, or, if sooner, until the TKOG Shares covered thereby have been sold.

      (c) Seller agrees to promptly furnish to TKOG true, correct and complete information about Seller, his proposed distribution of TKOG Shares pursuant to the Registration Statement and such other relevant matters as TKOG may reasonably request or require under the Securities Act for inclusion in the Registration Statement. Seller agrees that he will comply with the Securities Act in connection with his sale of TKOG Shares pursuant to the Registration Statement, including the delivery of a prospectus in connection therewith if required under the Securities Act. Seller further agrees to immediately cease all sales of TKOG Shares pursuant to the Registration Statement upon receiving a Delay Notice.

      (d)  (i)       None of the information supplied or to be supplied by TKOG for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the Commission, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the Commission thereunder.

           (ii) Notwithstanding the foregoing provisions of this Section 6.4(d), no representation or warranty is made by TKOG with respect to statements made or incorporated by reference in the Registration Statement based on information supplied by Seller for inclusion or incorporation by reference therein.

      (e)  (i)       None of the information supplied or to be supplied by
Seller for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the Commission, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

           (ii) Notwithstanding the foregoing provisions of this Section 6.4(e), no representation or warranty is made by Seller with respect to statements made or incorporated by reference in the Registration Statement based on information supplied by TKOG for inclusion or incorporation by reference therein.

      (f)  (i)       TKOG shall indemnify Seller against any and all loss,
liability, claim, damage and expense arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only in each case with respect to information provided by or on behalf of TKOG relating to TKOG and its subsidiaries and contained in or omitted from the Registration Statement.

           (ii) Seller shall indemnify TKOG and its directors, controlling persons and officers who sign the Registration Statement against any and all loss, liability, claim, damage and expense arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only in each case with respect to information provided by or on behalf of Seller relating to Seller and contained in or omitted from the Registration Statement.

           (iii) Any Person entitled to indemnification hereunder will (x) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (y) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in, but not control, the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person, unless (I) the indemnifying party has agreed to pay such fees or expenses, (II) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner, or (III) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of any such claim as to which such conflict of interest may exist). The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnified party will be required to consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, as well as one local counsel in each relevant jurisdiction.

7.    CONDITIONS TO OBLIGATIONS OF TKOG AND BUYER

      The obligations of TKOG and Buyer under Section 2 shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by TKOG or Buyer:

7.1   REPRESENTATIONS AND WARRANTIES

      Each and every representation and warranty of Seller contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall be true and accurate as of the date when made, shall be deemed repeated at the time of the Closing and shall then be true and accurate in all respects.

7.2   COMPLIANCE WITH COVENANTS

      Seller shall have performed and observed in all material respects all covenants and agreements to be performed or observed by Seller under this Agreement at or before the Closing.

7.3   LACK OF ADVERSE CHANGE

      Except as set forth in Section 7.3 of the Disclosure Schedule, since the date of the most recent balance sheet, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on the Company, including, without limitation, a material decrease in the Company's revenue or the loss of significant business from any of its customers or the loss of any significant customers of the Company.

7.4   UPDATE CERTIFICATE

      TKOG shall have received a favorable certificate, dated the Closing Date, signed by Seller as to the matters set forth in Sections 7.1, 7.2 and 7.3.

7.5   OPINIONS

      TKOG shall have received the opinion of Wildman, Harrold, Allen & Dixon, counsel to Seller and the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit 2.9(a)(ii).

7.6   REGULATORY APPROVALS

      All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement shall have been received.

7.7   CONSENTS OF THIRD PARTIES TO CONTRACTS

      All consents from third parties to any Contracts or from any governmental authority with respect to any license, approval, authorization, franchise or permit that are required to be listed in the Disclosure Schedule in order to avoid a misrepresentation under Section 3.2(b)(ii) shall have been obtained in writing.

7.8   NO LITIGATION

      No litigation is pending, or to Seller's Knowledge, threatened by any Person before any court or other tribunal which seeks to enjoin or question the validity of this Agreement or the transactions contemplated hereby.

7.9   NO VIOLATION OR ORDERS

      No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby or which imposes restrictions on TKOG's right or ability to operate the business of the Company shall be in effect; and no action or proceeding before any court or regulatory authority shall have been instituted or, to Seller's Knowledge, threatened by any governmental or regulatory authority, or by any other Person, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement or which seeks to impose restrictions on TKOG's right or ability to operate the business of the Company, and which in any such case has a reasonable likelihood of success in the reasonable opinion of counsel to TKOG.

7.10  EMPLOYMENT AGREEMENTS

      Seller shall have entered into the Employment Agreement. The employment agreements referred to in Section 5.11 shall have been executed by those employees listed on Exhibit 5.11(a).

7.11  OTHER CLOSING MATTERS

      TKOG shall have received such other supporting information in confirmation of the representations, warranties, covenants and agreements of Seller and the satisfaction of the conditions to TKOG's obligation to close hereunder as TKOG or its counsel may reasonably request.

8.    CONDITIONS TO OBLIGATIONS OF SELLER AND THE COMPANY

      The obligations of Seller and the Company under Section 2 shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Seller:

8.1   REPRESENTATIONS AND WARRANTIES

      Each and every representation and warranty of TKOG and Buyer contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall be true and accurate as of the date when made, shall be deemed repeated at the time of the Closing and shall then be true and accurate in all respects.

8.2   COMPLIANCE WITH COVENANTS

      TKOG and Buyer shall have performed and observed in all material respects all covenants and agreements to be performed or observed by them under this Agreement at or before the Closing.

8.3   UPDATE CERTIFICATE

      Seller shall have received a favorable certificate, dated the Closing Date, signed by TKOG and Buyer as to the matters set forth in Sections 8.1, 8.2 and 8.6.

8.4   REGULATORY APPROVALS

      All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement shall have been received.

8.5   NO VIOLATION OF ORDERS

      No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby shall be in effect.

8.6   LACK OF ADVERSE CHANGE

      Since June 30, 1998, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in any material adverse change in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of TKOG and its subsidiaries, taken as a whole, including a material decrease in TKOG's revenue or the loss of significant business from any of its customers or the loss of any significant customers of TKOG. For purposes of this Section 8.6, a material adverse change shall be deemed to have occurred if the Market Value at the Closing Date of one share of TKOG Common Stock is less than $14.00.

8.7   OPINIONS

      Seller shall have received the opinion of Kramer, Levin, Naftalis & Frankel, counsel to TKOG and Buyer, substantially in the form of Exhibit 2.9(b)(iii).

9.    TERMINATION OF AGREEMENT

      This Agreement may be terminated:

9.1   MUTUAL CONSENT

      At any time prior to the Effective Time, by mutual consent of TKOG, Buyer, Seller and the Company.

9.2   TRANSACTION DATE

      By TKOG, Buyer or Seller if the Effective Time shall not have occurred by September 30, 1998, unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate.

9.3   MATERIAL ADVERSE CHANGE

      (a) By TKOG or Buyer if, after the date hereof, there has occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on the Company, including a material decrease in the Company's revenue or the loss of significant business from any of its customers or the loss of any significant customers of the Company.

      (b) By Seller if, after the date hereof, there has occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on TKOG and its subsidiaries, taken as a whole, including, without limitation, a material decrease in TKOG's revenue or the loss of significant business from any of its customers or the loss of any significant customers of TKOG. For purposes of this Section 9.3, a material adverse change shall be deemed to have occurred if the Market Value at the Closing Date of one share of TKOG Common Stock is less than $14.00.

10.   TAX MATTERS

10.1  TAX PREPARATION

      Seller shall have the exclusive right and obligation to prepare and timely file, or cause to be prepared and timely filed, at the Company's sole cost and expense, all tax returns of the Company that are due with respect to all periods that end on or prior to July 31, 1998. TKOG and the Company shall prepare and file, or cause to be prepared and filed, all tax returns of the Company for all periods ending after July 31, 1998. Seller's authority in preparing the returns for which he is responsible shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company shall be reported or disclosed in such returns; provided, that such returns shall be prepared by treating items on such returns in a manner consistent with past practices with respect to such items, and in accordance with applicable law. Seller shall provide to TKOG drafts of the short year S Corporation tax returns of the Company at least 30 days prior to the date for the filing of such returns. Within 15 days after receipt of such draft returns, TKOG shall notify Seller of the existence of any objection (specifying in reasonable detail the nature and basis of such objection) TKOG may have to any item set forth on such draft returns. All parties agree to consult and resolve in good faith any such objection. Seller shall pay all Taxes of the Company with respect to all Pre-Closing Periods (other than periods that begin on July 31, 1998 as a result of termination of S Corporation status).

10.2  TAX PREPARATION, COOPERATION

      All parties shall cooperate, and TKOG shall cause the Company to cooperate with Seller, with respect to the preparation and filing of any return for which the other is responsible pursuant to this Section 10 (including, but not limited to, providing workpapers and schedules). The parties agree to retain, and to cause the Company to retain all books, records, returns, schedules, documents, workpapers, and other items of information relating to taxes for periods (or portions thereof) ending on or prior to July 31, 1998 for the longer of (i) the seven-year period beginning on July 31, 1998, or (ii) the full period of the applicable statute of limitations, including any extension thereof.

10.3  TAX AUDITS OR ASSESSMENTS

      All parties shall promptly notify the other in writing within ten business days from the receipt of a written notice of any pending or threatened Tax audits or assessments of the Company. Seller shall have the right to represent the interests of the Company in any Tax audit or administrative or court proceeding to the extent relating to federal and state income taxes for periods prior to July 31, 1998 and to employ counsel of his choice at his expense. TKOG shall have the right to represent the interests of the Company in any tax audit or administrative or court proceeding not described in the immediately preceding sentence and to employ counsel of its choice at its expense. All parties shall reasonably cooperate, and TKOG shall cause the Company to reasonably cooperate with Seller, with respect to any tax audit or administrative or court proceeding relating to taxes referred to in this Section
10.3. Such cooperation shall include providing all relevant information available to Seller or TKOG (through the Company or otherwise), as the case may be, with respect to any such audit or proceeding and making personnel available at and for reasonable times, including, without limitation, to prepare responses to requests for information, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties.

10.4  TAX INDEMNITIES

      (a) Except as set forth in Section 10.4 of the Disclosure Schedule, from and after July 31, 1998, Seller agrees to indemnify TKOG and Buyer without gross-up for Taxes, against all Taxes imposed on Seller or the Company, with respect to any Pre-Closing Period (other than periods that begin July 31, 1998 as a result of termination of S Corporation status). No indemnity shall be provided under this Section 10.4(a) for any federal or state income tax resulting from any transaction of the Company occurring after July 31, 1998.

      (b) From and after July 31, 1998, TKOG and Buyer shall indemnify Seller, without gross-up for Taxes, against all federal and state income taxes imposed on or with respect to TKOG, Buyer and the Company, with respect to any taxable period commencing after July 31, 1998. No indemnity shall be provided under this Section 10.4(b) for any federal or state income tax resulting from any transaction of the Company occurring for any period of time up to July 31, 1998.

10.5  REFUNDS AND TAX BENEFITS

      TKOG shall promptly cause the Company to pay to Seller any refund or credit (including any interest paid or credited with respect thereto) received by TKOG of Taxes (other than refunds or credits of Taxes reflected on the Financial Statements) (i) relating to Pre-Closing Periods or (ii) attributable to an amount paid by Seller under Section 10.4 hereof. TKOG shall, if Seller so requests and at Seller's expense, cause the relevant entity to file for and obtain any refund to which Seller is entitled under this Section 10.5. TKOG shall permit Seller to control (at Seller's expense) the prosecution of any such refund claimed, and shall cause the relevant entity to authorize by appropriate power of attorney such persons as Seller shall designate to represent such entity with respect to such refund claimed. In the event that any refund or credit of Taxes for which a payment has been made pursuant to this
Section 10.5(a) is subsequently reduced or disallowed, Seller shall indemnify and hold harmless TKOG and the Company for any Taxes owed, including interest and penalties, assessed against TKOG or the Company by reason of the reduction or disallowance.

11.   INDEMNIFICATION; REMEDIES

11.1  SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

      (a) All representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement will survive the Closing and the Effective Time and continue in full force and effect: (a) in the case of the representations and warranties of Seller in Sections 3.10, 3.12 and 3.18, until the expiration of the statute of limitations with respect to the matter to which the claim relates, (b) in the case of the representations and warranties of Seller in Sections 3.4, 3.8, 3.9 and 3.29, until 15 business days after the release of the audited consolidated financial statements of TKOG for the year ending December 31, 1998, and (c) in the case of all other representations and warranties of Seller (other than the representations and warranties in Sections 3.2(a), 3.3, 3.21(g), 3.23, 3.24 and 3.36), and all of the representations and warranties of TKOG and Buyer (other than the representations and warranties in Sections 4.2(a), 4.3, 4.5 and 4.6), until the first anniversary of the Closing Date; unless in any such case notice of a claim for indemnity with respect to any representation or warranty pursuant to Section 11.4 shall have been given in writing on or before any such relevant date, in which case the representation or warranty to which such notice applies (and the indemnification obligations under Section 11.2 or 11.3, as the case may be, arising therefrom) shall survive in respect of such claim until the final determination or settlement of such claim, it being understood and agreed that if a notice of a claim pursuant to such 11.4 shall not have been given on or before any such relevant date, no claim for indemnification hereunder may be made pursuant to Section 11.4. The representations and warranties of Seller in Sections 3.2(a), 3.3, 3.21(g), 3.23,
3.24 and 3.36, the representations and warranties of TKOG and Buyer in Sections 4.2(a), 4.3, 4.5 and 4.6 and all of the covenants of Seller and TKOG and Buyer contained in this Agreement shall survive the Closing and the Effective Time and continue in full force and effect forever thereafter.

      (b) Neither party will have the right to indemnification, payment of Damages (as defined below) or other remedy based on any matter which was disclosed in the Disclosure Schedule or any representation, warranty, covenant or obligation from the other party to the extent that the party seeking indemnification, Damages or any other remedy had actual knowledge prior to the Closing Date of the breach of any such representation, warranty, covenant or obligation; provided that if any such breach was disclosed in the Disclosure Schedule, such disclosure is complete in all material respects.

11.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

      (a) Seller will indemnify and hold harmless TKOG, Buyer and their respective representatives (including all officers and directors), stockholders, controlling persons and Affiliates (collectively, the "INDEMNIFIED PERSONS") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' and experts' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

           (i) any breach of any representation or warranty made by Seller in this Agreement, the Disclosure Schedule, or any other certificate or document delivered by Seller pursuant to this Agreement;

           (ii) any breach by Seller of any covenant or obligation of Seller in this Agreement;

           (iii)    any claim based upon fraud;

           (iv) any unpaid or past due Taxes for the Pre-Closing Period, except for those Taxes reserved in the Financial Statements or set forth in
Section 10.4 of the Disclosure Schedule;

           (v) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Company in connection with the transactions contemplated hereby; and

           (vi) any liability or obligation of any nature (whether absolute, accrued or contingent) with respect or relating to or arising out of or in connection with "Ban the Crim, Inc." or PSI, Inc.

      (b) Notwithstanding anything in this Section 11.2 to the contrary, Seller shall not have any obligation to indemnify TKOG and Buyer for any Damages resulting from the breach of any representation or warranty of Seller contained in Section 3 of this Agreement (other than the representations and warranties contained in Section 3.23(b)): (i) until TKOG or Buyer has suffered aggregate Damages, by reason of all such breaches (excluding breaches or series of related breaches resulting in Damages of less than $10,000 (the "MINIMUM CLAIM AMOUNT")), in excess of $250,000 (the "BASKET"); provided that once TKOG's or Buyer's aggregate Damages exceed the Basket, Seller shall indemnify TKOG and Buyer for all Damages suffered by TKOG or Buyer in excess of $125,000, and (ii) to the extent the aggregate Damages TKOG or Buyer has suffered by reason of all such breaches of representations and warranties of Seller in this Agreement or in any Schedule or certificate delivered pursuant hereto exceed $2,000,000 (the "CAP"), in the absence of fraud or intentional misrepresentation, Seller will have no obligation to indemnify TKOG or Buyer for further Damages in excess of the Cap. For purposes of determining whether a breach of any representation or warranty of Seller contained in Section 3 of this Agreement has occurred and results in Damages in excess of the Minimum Claim Amount, the Basket or the Cap, any requirement in any representation or warranty that an event or fact be material, have a Material Adverse Effect or be qualified to Seller's Knowledge in order for such event or fact to constitute a breach of such representation or warranty (a "MATERIALITY CONDITION") shall be ignored, and if each of the claims for indemnification for breaches of representation or warranty that are subject to the Minimum Claim Amount exceeds the Minimum Claim Amount and the aggregate of all such claims exceeds the Basket, in each case ignoring all Materiality Conditions, TKOG and Buyer shall be indemnified in accordance with Section 11 hereof.

      (c) The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to TKOG, Buyer or the other Indemnified Persons.
      (d) Seller shall have no claim against the Company for contribution or otherwise in the event he makes a payment of Damages pursuant to this Section 11.2.

11.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY TKOG AND BUYER

      TKOG will indemnify and hold harmless Seller and his heirs, estate and personal representatives ("SELLER PARTY") for, and will pay to Seller Party the amount of any Damages arising, directly or indirectly, from or in connection with, (a) any breach of any representation or warranty made by TKOG or Buyer in this Agreement or in any certificate delivered by TKOG or Buyer pursuant to this Agreement, (b) any breach by TKOG or Buyer of any covenant or obligation of TKOG or Buyer in this Agreement, (c) any claim based upon fraud, (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with TKOG or Buyer in connection with the transactions contemplated hereby, or
(e) any obligation or liability of the Company under the agreements specified in
Section 11.3 of the Disclosure Schedule as approved by TKOG. The remedies provided in this Section 11.3 will not be exclusive of or limit any other remedies that may be available to Seller Party.

11.4  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

      Promptly after receipt by an indemnified party of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is materially prejudiced by the indemnified party's failure to give such notice.

12.   GENERAL PROVISIONS

12.1  EXPENSES

      Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants. Seller will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. Notwithstanding the foregoing, following the Effective Time, the Company shall reimburse Seller within thirty (30) days after presentment for Seller's reasonable attorney's fees, accounting fees, other reasonable consulting fees and other reasonable out of pocket costs associated with the consummation of the transactions contemplated hereby, up to an aggregate of $210,000.

12.2  PUBLIC ANNOUNCEMENTS

      Unless required by law or by the NASDAQ National Market, any public announcement or similar publicity with respect to this Agreement, the Merger or the other transactions contemplated hereby will be issued, if at all, at such time and in such manner as TKOG determines with the concurrence of Seller. Prior to the Effective Time, Seller and the Company shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and TKOG will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of this Agreement and the transactions contemplated hereby, and TKOG may, at its option, be present for any such communication.

12.3  NOTICES

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a party may designate by notice to the other parties):

      Seller:            William Kizorek
                         1163 East Ogden Avenue
                         Naperville, IL  60563
                         Fax No.:  (800) 752-0702

      with a copy to:    Wildman, Harrold, Allen & Dixon
                         4300 Commerce Court, Suite 320
                         Lisle, IL  60532
                         Attention:  Dean Leffelman, Esq.
                         Fax No.:  (630) 955-0662

      TKOG or Buyer:     Abram S. Gordon
                         Vice President & General Counsel
                         The Kroll-O'Gara Company
                         9113 LeSaint Drive
                         Fairfield, Ohio  45014
                         Fax No.:  (513) 874-1262

      with a copy to:    Kramer, Levin, Naftalis & Frankel
                         919 Third Avenue
                         New York, New York  10022
                         Attention:  Peter S. Kolevzon, Esq.
                         Fax No.:  (212) 715-8000

12.4  JURISDICTION; SERVICE OF PROCESS

      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Illinois, County of DuPage, or the United States District Court for the Northern District of Illinois, and each of the parties consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

12.5  FURTHER ASSURANCES

      The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.6  WAIVER

      Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege.

12.7  ENTIRE AGREEMENT AND MODIFICATION

      Except for the Confidentiality Agreement dated March 31, 1998 between
TKOG and the Company, this Agreement supersedes all prior agreements between the parties with respect to its subject matter (including any correspondence between TKOG and Seller) and constitutes (along with the documents referred to in this Agreement) the entire agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each of the parties to this Agreement.

12.8  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

      Neither party may assign any of its rights under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns and the heirs and personal representatives of the parties hereto. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except as contemplated by Sections 6.4 and 11.

12.9  SEVERABILITY

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part will remain in full force and effect to the extent not held invalid or unenforceable.

12.10 SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. References herein to Sections, Schedules or Exhibits mean and refer to Sections of, and Schedules and Exhibits to, this Agreement, unless otherwise specified.

12.11 GOVERNING LAW

      This Agreement will be governed by the laws of the State of New York without regard to conflicts of law principles, except that the Merger shall be governed by the IBCA.

12.12 COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.13 GUARANTEE

      TKOG guarantees the full and prompt performance of Buyer pursuant to this Agreement. Seller shall not be required to exhaust any remedies it may have against Buyer before proceeding directly against TKOG.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                   THE KROLL-O'GARA COMPANY



                                   By:
                                       ----------------------------
                                   Name:
                                         --------------------------
                                   Title:
                                          -------------------------


                                   KROLL-O'GARA ACQUISITION CO., INC.


                                   By:
                                       ----------------------------
                                   Name:
                                         --------------------------
                                   Title:
                                          -------------------------

                                   KIZOREK, INC.

                                   By:
                                       ----------------------------
                                   Name:
                                         --------------------------
                                   Title:
                                          -------------------------


                                   --------------------------------
                                   William Kizorek

                                       EXHIBITS


2.9(a)(i)      Form of Employment Agreement

2.9(a)(ii)     Opinion of Seller's counsel

2.9(b)(iii)    Opinion of Buyer's counsel

5.10           Form of Deferred Compensation Plan

5.11(a)        List of Employees

5.11(b)        Terms of Employment Agreement

                                  EXHIBIT 2.9(a)(ii)

                             Opinion of Counsel to Seller

      1. The Company is a corporation organized, validly existing and in good standing under the laws of Illinois, with full corporate power and authority to own its properties and to engage in its business as presently conducted, and is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business.

      2. The authorized capital stock of the Company consists of 100 shares of common stock, $1.00 par value, of which 10 shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. Seller is the record and beneficial owner and holder of all of the Shares, free and clear of all Encumbrances.

      3. Except for the Shares, to the best of our knowledge, after reasonable inquiry, there are no outstanding shares of capital stock of the Company and there are no outstanding or authorized options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which the Company or Seller is a party or by which either the Company or Seller is bound which could require the Company to issue, deliver, sell or otherwise transfer or cause to be issued, delivered, sold, transferred or offered for sale or transfer, any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company or that could require either the Company or Seller to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. To the best of our knowledge, after reasonable inquiry, there are no voting trusts or other agreements or understandings to which either the Company or Seller is a party with respect to the transfer, voting or registration of the capital stock of the Company. To the best of our knowledge, after reasonable inquiry, there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company.

      4. The Agreement and the Employment Agreement have been duly executed and delivered by Seller and are legal, valid and binding obligations of Seller, enforceable against him in accordance with the respective terms of such Agreements. The execution and delivery by the Company of the Agreement and consummation by the Company of the Merger and the other transactions contemplated by the Agreement have been duly authorized by all necessary corporate action of the Company. The Agreement is a legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms of the Agreement.

      5. The Merger has been approved by all required action of the Company and its shareholders and upon the filing of the Articles of Merger, the Merger will be effective, Buyer will be merged with and into the Company pursuant to the Agreement and the Company will be a wholly-owned subsidiary of TKOG.

      6. Neither the execution and delivery by the Seller or the Company of the Agreement or the Employment Agreement nor the consummation by them of the Merger or any of the other transactions contemplated by the Agreement and the Employment Agreement (a) violates any provision of the Organizational Documents of the Company, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any lien, claim or encumbrance upon any property or assets of the Company under, any Contract, of which we are aware, to which the Company or Seller is a party, or to which any of the properties or assets of the Company are subject, (c) violates (i) any statute, regulation or rule (provided that no opinion is given in this paragraph as to federal or state securities laws) applicable to Seller or the Company, or (ii) any judgment, decree or order of any court or other governmental body, of which we are aware, applicable to the Company, or (d) requires the consent, approval or authorization of, or declaration, filing or registration with, any governmental body of the State of Illinois or the United States of America (other than filing the Articles of Merger with the Secretary of State of the State of Illinois).

                                 EXHIBIT 2.9(b)(iii)

                             Opinion of Counsel to Buyer

      1. TKOG is a corporation organized, validly existing and in good standing under the laws of Ohio, with full corporate power and authority to enter into the Agreement and to perform its obligations under the Agreement. Buyer is a corporation organized, validly existing and in good standing under the laws of Illinois.

      2. The TKOG Shares have been duly authorized, and upon the Effective Time such shares will be validly issued, fully paid and nonassessable.

      3. The execution and delivery by TKOG of the Agreement and the Employment Agreement and the consummation by TKOG of the transactions contemplated thereby have been duly authorized by all necessary corporate action of TKOG. The Agreement and the Employment Agreement are legal, valid and binding obligations of TKOG, enforceable against TKOG in accordance with the respective terms of such Agreements. The execution and delivery by Buyer of the Agreement and consummation by Buyer of the Merger and the other transactions contemplated by the Agreement have been duly authorized by all necessary corporate action of Buyer. The Agreement is a legal, valid and binding obligation of Buyer, enforceable against it in accordance with the terms of the Agreement.

      4. Neither the execution and delivery by TKOG or Buyer of the Agreement or the Employment Agreement nor the consummation by them of the Merger or any of the other transactions contemplated by the Agreement and the Employment Agreement (a) violates any provision of the Organizational Documents of TKOG or Buyer, (b) violates (i) any statute, regulation or rule of the State of New York or the United States of America (provided that no opinion is given in this paragraph as to federal or state securities laws), or (ii) any judgment, decree or order of any court or other governmental body, of which we are aware, applicable to TKOG or Buyer, or (c) requires the consent, approval or authorization of, or declaration, filing or registration with, any governmental body of the State of New York or the United States of America.

                                   Exhibit 5.11(a)

                                  List of Employees